Effective September 7, 2011 the ratio has changed to Each American Depositary
Share represents five (5) Deposited Shares


Exhibit A to Deposit Agreement

No.
_______________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents     ten (10) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF 0.0001
SOUTH AFRICAN CENT (R0.0001)
EACH OF
METROPOLITAN HOLDINGS
LIMITED
(INCORPORATED UNDER THE
LAWS OF
THE REPUBLIC OF SOUTH AFRICA)
            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
, or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares
(herein called Shares) of Metropolitan
Holdings Limited, incorporated under the laws of The Republic of Africa (herein called the Company). At the date hereof, each American Depositary Share represents ten (10) Shares which are either deposited or subject to deposit under the deposit agreement at the Johannesburg offices of Standard Bank of South Africa, FirstRand
Bank Ltd., and Societe Generale Ltd.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of                , 2003
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement and applicable law, the
Owner hereof is entitled to delivery, to him
or upon his order, of the amount of
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
the delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
and (b) any other securities, property and
cash to which such Owner is then entitled in
respect of this Receipt to such Owner or as
ordered by him.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt
may be split into other such Receipts, or may
be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require (a) payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, (b) the production of proof
satisfactory to it as to the identity and
genuineness of any signature and (c)
compliance with (i) any laws or
governmental regulations relating to the
Receipts or American Depositary Shares or
to the withdrawal of Deposited Securities
and (ii) such reasonable requirements of the
Depositary as are consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the Shares presented for
deposit are not, and the American
Depositary Shares issuable upon such
deposit will not be, Restricted Securities.
Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper or as the Company may reasonably
require by written request to the Depositary.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  The Depositary shall, upon
the Companys written request, provide the
Company, as promptly as practicable, with
copies of any such proofs, certificates and
written representations and warranties that it
receives.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by, or
there has been compliance with the rules and
regulations of, any governmental body in
The Republic of South Africa which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in
the conversion of foreign currency pursuant
to Section 4.5, (5) a fee of $5.00 or less per
100 American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or 4.4
of the Deposit Agreement and the surrender
of Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (PreRelease of Receipts) and
may deliver Shares prior to the receipt and
cancellation of Receipts if the person to
whom such Shares are to be delivered is a
banking institution organized pursuant to the
laws of South Africa (South African Bank)
(PreRelease of Shares).  (PreRelease of
Receipts and PreRelease of Shares are
collectively referred to herein as PreRelease).
The Depositary may, pursuant to Section 2.5
of the Deposit Agreement, deliver Shares
upon the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered (PreReleasee) that such
PreReleasee, or its customer, owns the
Shares or Receipts to be remitted, as the case
may be, (b) at all times fully collateralized
with cash or such other collateral as the
Depositary deems appropriate and in
connection with  the PreRelease of  Shares,
preceded or  accompanied by an
unconditional guaranty by the PreReleasee
to deliver  Receipts for cancellation on the
same calendar day on which the Shares are
delivered to the PreReleasee (or, if such
Receipts are not so delivered, to return the
Shares), (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
appropriate, and may, with the written
consent of the Company, change such limit
for the purposes of general application.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the
case of a negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall,
after consultation with the Company, cause
the securities or property received by it to be
distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided however that no distribution to
Owners pursuant to Section 4.2 of the
Deposit Agreement will be unreasonably
delayed by any action of the Depositary or
its agents.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions set forth in the
Deposit Agreement; provided however that
no distribution to Owners pursuant to
Section 4.3 of the Deposit Agreement will
be unreasonably delayed by any action of
the Depositary or its agents.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.  The Depositary will
forward to the Company or its agents such
information from its records as the Company
may reasonably request in writing to enable
the Company or its agents to file necessary
tax reports with governmental authorities or
agencies. The Owners shall indemnify the
Depositary, the Company, the Custodian
and any of their respective directors,
employees, agents and affiliates against, and
hold each of them harmless from, any claims
by any governmental authority with respect
to taxes, additions to tax, penalties or
interest arising out of any refund of taxes,
reduced rate of withholding at source or
other tax benefit obtained.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon receipt of payment by such
Owner to the Depositary for the account of
such Owner of an amount equal to the
purchase price of the Shares to be received
upon the exercise of the rights, and upon
payment of the fees and expenses of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.2 of the
Deposit Agreement, and shall, pursuant to
Section 2.3 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on sale,
deposit, cancellation and transfer under such
laws.
      If at the time of offering of any
rights the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act, provided
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such
registration declared effective.  If an Owner
of Receipts requests distribution of warrants
or other instruments, notwithstanding that
there has been no such registration under
such the Securities Act, the Depositary shall
not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall, as
promptly as practicable, fix a record date
(which shall, to the extent practicable, be the
same date as the corresponding record date,
if any, as set by the Company) (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of South African
law and of the Memorandum and Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose (the
Instruction Date), the Depositary shall
endeavor, in so far as practicable and
permitted under applicable law, the
provisions of the Memorandum and Articles
of Association of the Company, and the
provisions of the Deposited Securities, to
vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary shall not vote
or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, if any, the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Memorandum and Articles of
Association of the Company, or by reason of
any provision of any Securities issued or
distributed by the Company, or any Offering
or distribution thereof or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or holder of a
Receipt by reason of any nonperformance or
delay, caused as aforesaid, in the
performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their respective directors, employees,
agents and affiliates assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or holders of
Receipts, except that the Company and the
Depositary, respectively, agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents and affiliates
shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, employees, agents and affiliates
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or holder of a Receipt, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against,
and hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise (a) out of any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or (b) out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising out
of the negligence or bad faith of either of
them and except to the extent that such
liability or expense arises out of information
relating to the Depositary or Custodian, as
applicable, furnished in writing to the
Company, or (ii) by the Company or any of
its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which arises solely and
exclusively out of a PreRelease (as defined
in Section 2.9 of the Deposit Agreement) of
a Receipt or Receipts in accordance with
Section 2.9 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a PreRelease pursuant to Section
2.9 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
such liability or expense (i) to the extent that
such liability or expense would have arisen
had a Receipt or Receipts not be the subject
of a PreRelease, or (ii) which may arise out
of any misstatement or alleged misstatement
or omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (ii) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, which shall become
effective upon the later to occur of the (i)
90th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment
and to be bound by the Deposit Agreement
as amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender
of a Receipt, any expenses for the account
of the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York,
as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to
the jurisdiction of any state or federal court
in the State of New York in which any such
suit or proceeding may be instituted, and (iii)
agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties, assets or revenues may
have or may hereafter become entitled to, or
have attributed to it, any right of immunity,
on the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	COMPLIANCE WITH
INFORMATION REQUESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which they hold or held
Receipts, regarding the identity of any other persons holding any beneficial or other interest in such Receipts, and the nature of such interest and various other matters.
Notwithstanding any other provisions of the Deposit Agreement, each Owner additionally agrees to comply with reasonable informational requests from the
Company pursuant to applicable laws
(including, without limitation, relevant laws of the Republic of South Africa or of the United States), to the Memorandum and Articles of Association of the Company, to the requirements of any markets or exchanges upon which the Shares, American
Depositary Shares or Receipts are, or will be, listed or traded, or to any requirements of any electronic bookentry system by which the American Depositary Shares or Receipts may be transferred. Each Owner agrees to provide promptly and in sufficient detail any such information requested.
	The Depositary agrees to comply
with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to such Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Companys request, to assist the Company in obtaining such information with respect to the American
Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners. If the Company requests information from the Depositary, the
Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.


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